UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2009, the Board of Directors of the Company amended Article VII of the Company’s Bylaws (the “Bylaws”) to conform the indemnification provisions set forth in Section 7.2 of the Bylaws with Section 145(b) of the Delaware General Corporation Law and to clarify certain provisions relating to (a) advances of costs, charges and expenses set forth in Section 7.5 of the Bylaws, (b) the procedure for indemnification set forth in Section 7.6 of the Bylaws, and (c) the maintenance of insurance set forth in Section 7.8 of the Bylaws. Sections 7.1 and 7.2 of the Bylaws were also amended to provide that the right to indemnification set forth in such Sections applied to actions taken by directors, officers, employees and agents of the Company or by persons serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of the threatened, pending or completed action, suit or proceeding involving such person is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company.

The amendments to the Bylaws became effective October 26, 2009.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Bylaws of the Company, as amended, effective October 26, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated:  October 29, 2009

By:      /s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and
General Counsel

EXHIBIT INDEX

3.2    Amended Bylaws of the Company, effective October 26, 2009